INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-81613 of Riviera Black Hawk, Inc. on Form S-4 of our report dated February 19, 1999, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Riviera Black Hawk, Inc.'s status as a development stage company) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Las Vegas Nevada
November 2, 1999